UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2007

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2007, the Compensation Committee of The Middleby Corporation’s (the “Company”) Board of Directors approved a revised form of Restricted Stock Agreement (the “RSA”) that the Company has used for grants of restricted stock to named executive officers under the Company’s 1998 Stock Incentive Plan.

The revisions to the RSA include the addition of performance-based vesting criteria as more fully described therein. The RSA provides for accelerated vesting of awards in the event that the employee is terminated without Cause (as defined in the RSA) or if the employee terminates employment within the six-month period immediately following a Change in Control (as defined in the RSA).

The foregoing summary of the RSA is qualified in its entirety by reference to the RSA, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On March 8, the Company’s Board of Directors approved restricted stock grants pursuant to the terms of the RSA to the Company’s named executive officers (the “NEOs”) equal to the number of shares set forth opposite each such NEO’s name below:

Selim A. Bassoul	69,500 shares
Timothy J. FitzGerald	22,500 shares
Phil Dei Dolori	15,000 shares
Mark A. Sieron	10,000 shares
Nazih Ibrahim	5,000 shares
Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits

Exhibit No	Description

10.1	The Middleby Corporation Form of Restricted Stock Agreement, effective March 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION
Dated: March 14, 2007	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

10.1	The Middleby Corporation Form of Restricted Stock Agreement, effective March 8, 2007.